UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2020

Kannalife, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road

Doylestown, PA 18902

(Address of Principal Executive Offices)

(858) 883-2642

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Effective March 12, 2020, Kannalife, Inc., a Delaware corporation (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with two different accredited investors (each an “Investor”, and together the “Investors”) pursuant to which each Investor purchased an 8% unsecured convertible promissory note (each a “Note”, and together the “Notes”) from the Company.

The terms and conditions of each of the Notes are substantially the same. Each Note has a principal amount of $105,000 less a $5,000 original issue discount (“OID”) for a purchase price of $100,000, with a maturity date of March 12, 2021. All principal amounts and the interest thereon are convertible into shares of the Company’s common stock (the “Common Stock”) at the option of each Investor, after six (6) months from the date of the Notes. All closings occurred following the satisfaction of customary closing conditions.

At closing, the purchase price of $100,000 of each of the Notes was paid in cash. After payment of transaction-related legal and due diligence expenses of $3,000 each, net proceeds to the Company from the Notes totaled $194,000.

Each Note bears interest at a rate of eight percent (8%) per annum (the “Interest Rate”), which interest shall commence accruing on the date of the Notes but shall not be payable until such Note becomes payable (whether at maturity date or upon acceleration or by prepayment) or which may be paid by the Company to each Investor in shares of Common Stock at any time an Investor sends a notice of conversion to the Company. Each Investor is entitled to, at its option, convert all or any amount of the principal amount and any accrued but unpaid interest of the Note into shares of the Company’s Common Stock, at any time after six (6) months from the date of the Notes, at a conversion price for each share of Common Stock equal to the lesser of (i) $0.75 per share, or (ii) the Variable Conversion Price (as defined below).

The “Variable Conversion Price” shall equal the lesser of (i) 68% multiplied by the average of the two lowest trading prices on the OTCQB (or applicable trading market) for the Common Stock during the previous consecutive fifteen (15) Trading Days (as defined herein) before the Date of the Note (representing a discount rate of 32%) or (ii) 68% multiplied by the average of the two lowest Trading Prices for the Common Stock during the fifteen consecutive (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date (representing a discount rate of 32%). The Variable Conversion Price may further be adjusted in connection with the terms of the Notes.

Each of the Notes may be prepaid with the following premiums: (i) if a Note is prepaid within ninety (90) days of the issuance date, then the prepayment premium shall be 112% of the outstanding principal amount plus any accrued and unpaid interest; (ii) if a Note is prepaid during the period beginning on the date which is ninety-one (91) days following the issuance date, and ending on the date which is one hundred eighty (180) days following the issuance date, then the prepayment premium shall be 125% of the outstanding principal amount plus any accrued and unpaid interest; and (iii) if a Note is prepaid during the period beginning on the date which is one hundred eighty-one (181) days following the issuance date, then the prepayment premium shall be 135% of the outstanding principal amount plus any accrued and unpaid interest. Notwithstanding the foregoing, upon delivery of a prepayment notice by the Company to the Investor, at the option of the Investor, the Investor may elect to deliver one (1) conversion notice to the Company and the transfer agent for issuance of shares of Common Stock prior to such prepayment.

In connection with each of the Notes, the Company, each Investor and the Company’s transfer agent entered into an irrevocable transfer agent letter (the “Transfer Agent Letters”). The Transfer Agent Letters provide that the Company shall reserve 550,000 shares of Common Stock each (the “Reserved Amounts”), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the each of the Notes. Upon full conversion of each Note, any shares remaining in such reserve shall be cancelled. The Company will, from time to time, increases the Reserved Amount in accordance with the Company’s obligations under each of the Notes.

Pursuant to the terms of the Purchase Agreements, for so long as any of the Investors owns any shares of Common Stock issued upon conversion of a Note (the “Conversion Shares”), the Company covenants to secure and maintain the listing and/or quotation of such shares of Common Stock. The Company is also subject to certain customary negative covenants under the Notes and the Purchase Agreements, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions.

Any shares to be issued pursuant to any conversion of the Notes shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The Notes are long-term debt obligations that are material to the Company. The Notes contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of the Investors and in the Investors’ sole discretion, the Investors may consider the Notes immediately due and payable.

The Company intends to use the proceeds from the Notes for general working capital purposes.

The foregoing descriptions of the Purchase Agreements, the Notes and the Transfer Agent Letters do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreements, the Notes and the Transfer Agent Letter, the forms of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipients of the securities are accredited investors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Irrevocable Transfer Agent Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kannalife, Inc.

Dated: March 18, 2020	By:	/s/ Dean Petkanas
Dean Petkanas
Chief Executive Officer and Chairman

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